UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 24 2025

ROYALTY MANAGEMENT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-40233	86-1599759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 24, 2025, Royalty Management Holding Corporation (the “Company”) held its Annual Meeting of Shareholders for the year 2025, which also included the shareholder meeting for the year 2024 (both, the “Annual Meeting”). At the Annual Meeting, shareholders were afforded the opportunity to discuss Company affairs with management, to elect the directors, and to vote on the other matters identified below. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting, out of a total of 14,938,128 shares eligible to vote at the Annual Meeting:

Proposal 1 – Election of Directors. The stockholders elected each of the five director nominees to serve as directors until the Company’s 2027 Annual Meeting of Stockholders, or until a successor is duly elected and qualified. Each nominee was a current director of the Company who was re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions
Julie K. Griffith	11,329,184	17,565	0
D. Joshua Hawes	11,331,814	10,935	4,000
Roy A. Smith	11,329,184	10,935	6,630
W. Benjamin Kincaid	11,329,182	14,937	2,630
Thomas Sauve	11,322,246	11,839	21,664

Proposal 2 – Change of the Company’s domicile from the State of Delaware to the State of Florida. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
11,178,392	163,345	5,012

Proposal 3 – Approval of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
11,283,357	145,011	5,012

Proposal 4 –Selection of CM3 Advisory as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2025 and 2024. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
11,333,424	14,302	902

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royalty Management Holding Corporation

Date: June 24, 2025	By:	/s/ Thomas M. Sauve
Thomas M. Sauve
Chief Executive Officer

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